Exhibit 99.1

Mannatech Adds Distinguished Kellogg Professor Robert Blattberg to Board

Appointment follows conclusion of Professor Axford’s five-year tenure on Mannatech Board

Coppell, TX, September 7, 2007 – Mannatech, Inc. (NASDAQ – MTEX) today announced effective September 6, 2007, the addition of Professor Robert Blattberg from Northwestern University’s Kellogg School of Management to the company’s Board of Directors. Blattberg replaces outgoing Board member Professor John Axford who is leaving the Board to focus his efforts on new research initiatives with Mannatech, as well as complete the glyconutritional research under a three-year agreement between St. George’s University of London and Mannatech.

Since 1991, Professor Blattberg has served as the Polk Brothers Distinguished Professor of Retailing and Director for the Center for Retail Management within Northwestern University’s Kellogg School of Management. He is currently on a one-year leave of absence and is a visiting professor at Carnegie Mellon University. Previously, he held the title of the Charles H. Kellstadt Professor of Marketing and served as Director of the Center of Marketing Information Technology for University of Chicago’s Graduate School of Business.

“We are quite pleased to have someone with Professor Blattberg’s knowledge and expertise in global retail marketing join our Board,” said J. Stanley Fredrick, lead director on Mannatech’s Board. “His vast experience and published accomplishments speak volumes about his ability to assist organizations in achieving success through solid marketing strategies and principles.”

Professor Blattberg focuses his research on marketing information technology, database marketing, sales promotions, and retailing. In addition to authoring several books, he has written articles for the Journal of Marketing Research, Management Science, Marketing Science, Econometrica, Journal of Marketing, Journal of Direct Marketing, and other leading academic journals. He has also consulted for leading retailers, such as Sears, Kroger, Rite Aid, and Best Buy.

Fredrick added, “We have been very fortunate to have Professor Axford, an accomplished glycobiologist and physician, serve on our Board of Directors. During his five-year tenure, he helped create and chair the Science Committee within the Board where he provided critical direction and expertise to our R&D program. He also assisted in attracting key scientific talent as evidenced by the addition of Dr. Robert A. Sinnott, senior vice president and chief science officer of R&D in 2005.”

Since 2002, Professor Axford has served as a Class III Director and is Chairman of the Science Committee. Mannatech will continue its ongoing three-year agreement with St. George’s University of London, where Professor Axford is serving as the Principal Investigator of a clinical study on Mannatech’s Ambrotose product.

About Mannatech

Mannatech, Incorporated is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent Associates and Members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain independent Associates and Members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com